SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2015

 IBERIABANK CORPORATION
(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 West Congress Street, Lafayette, Louisiana 70501
(Address of Principal Executive Offices)
(337) 521-4003
Registrant’s telephone number, including area code
NOT APPLICABLE
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 29, 2015, IBERIABANK Corporation (the “Company”), a Louisiana company, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), pursuant to which the Company agreed to sell, and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, an aggregate of 3,000,000 depositary shares (the “depositary shares”), each representing a 1/400th ownership interest in a share of the Company’s 6.625% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series B, par value $1.00 per share (“Series B preferred stock”), with a liquidation preference of $10,000 per share of Series B preferred stock (equivalent to $25 per depositary share) which represents $75,000,000 in aggregate liquidation preference. The Company has granted the Underwriters a 30-day option to purchase 450,000 additional depositary shares, solely to cover over-allotments, if any. The offering was made pursuant to an effective shelf registration statement and is expected to close on August 5, 2015, subject to customary closing conditions.
A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
On July 29, 2015, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached hereto as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
d) Exhibits.

Exhibit 1.1
Underwriting Agreement, dated July 29, 2015, by and among IBERIABANK Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the other several underwriters named therein.

Exhibit 99.1	Press Release of IBERIABANK Corporation, dated July 29, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: July 30, 2015	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
1.1
Underwriting Agreement, dated July 29, 2015, by and among IBERIABANK Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the other several underwriters named therein.

99.1	Press Release of IBERIABANK Corporation, dated July 29, 2015.